SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2006 (September 13, 2006)

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Geoffrey Way

Wayne, New Jersey 07470

(Address of principal executive offices)

Registrant’s telephone number, including area of service (973) 617-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into A Material Definitive Agreement.

On September 13, 2006, Toys “R” Us-Delaware, Inc. (“Toys-Delaware”), a wholly-owned direct subsidiary of Toys “R” Us, Inc. (the “Company”), and MAP 2005 Real Estate, LLC (“MAP”), a Delaware limited liability company of which the Company is the sole member (Toys-Delaware and MAP are collectively referred to herein as “Seller”), entered into a Contract of Sale (the “Agreement”), with Vornado Surplus 2006 Realty LLC, a Delaware limited liability company (the “Purchaser”), with respect to all of the Seller’s interest in up to forty-four (44) properties (the “Properties”). The Properties relate to stores that the Company previously reported would be closed on its Form 8-K, dated January 9, 2006. Toys-Delaware either owns, leases or subleases the Properties, except for the Properties located in Massachusetts, Ohio and Pennsylvania, which are either owned, leased or subleased by MAP. Certain of the Properties have already been leased to third-party retailers. The purchase price in the Agreement is up to an aggregate $189,800,000 and is subject to customary adjustments at closing. The Purchaser is an affiliate of Vornado Realty Trust, an indirect equity owner of the Company and the Seller.

There are a number of conditions to the closing of the transactions contemplated by the Agreement, including, but not limited to: (i) the Seller’s delivery of, and title to, the Properties; (ii) the satisfaction by the Seller of the customary closing deliveries relating to the Properties, including but not limited to consents, waivers and estoppels as required pursuant to the applicable leases and certain other agreements governing the use and occupancy of the Properties; (iii) the accuracy of the Seller’s and Purchaser’s representations and warranties; (iv) the curing of any title survey and environmental objections to the Properties; (v) the proper delivery of all leases and tenant leases; and (vi) governmental approvals related to the sale of the Properties. In addition, Seller may terminate the Agreement if the actual and final purchase price of the Properties ready for closing, as a result of the removal of Properties due to failure to satisfy conditions, or otherwise, does not exceed $180,000,000, subject to certain adjustments set forth in the Agreement. Purchaser may terminate the Agreement if the actual and final purchase price of the Properties ready for closing, as a result of the removal of the Properties due to failure to satisfy conditions, or otherwise does not exceed $170,000,000, subject to certain adjustments set forth in the Agreement. The closing will occur on October 13, 2006, time being of the essence, subject to Seller’s right to extend the closing date for thirty (30) days (the “Closing Date”). If on the Closing Date, certain Properties are not ready for closing, but closing threshold requirements are otherwise satisfied, the remaining Properties will close on a date no later than sixty (60) days from the initial Closing Date. Because the Agreement is conditioned on the satisfaction of various conditions as described above, and the receipt of governmental approvals of the transactions contemplated by the Agreement is uncertain, the Company cannot predict when the transactions contemplated by the Agreement will occur or provide assurance that they will occur at all.

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Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYS “R” US, INC.
(Registrant)

Date: September 14, 2006	By:	/S/ F. CLAY CREASEY, JR.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President –
Chief Financial Officer

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